EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated February 25, 2015, with respect to the financial statements of Advisors Disciplined Trust 445, comprising Insured Tax Exempt Municipal Portfolio, Long Term Series 10 contained in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 (File No. 333-162479) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
February 25, 2015